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                                 Exhibit 21.1

                             List of Subsidiaries


Zaring National Corporation
Ohio Corporation

Zaring Holdings, Inc.
Ohio Corporation

Zaring Homes, Inc.
Ohio Corporation

Zaring Homes Kentucky, LLC
Kentucky LLC

Zaring Homes Indiana, LLC
Indiana LLC

Blue Chip Mortgage
Ohio LLC

Hearthside Homes, LLC
Indiana LLC

Legacy Mortgage Corporation
(dba Hearthside Home Mortgage)
Indiana Corporation

Centron Financial Services Corp.
North Carolina Corporation

HomeMax, Inc.
Delaware Corporation

HM Services, Inc.
Delaware Corporation


HM Properties, Inc.
Delaware Corporation

HomeMax Tennessee, Inc.
Tennessee Corporation

HomeMax South Carolina, Inc.
South Carolina Corporation

HomeMax Ohio, Inc.
Ohio Corporation

HomeMax Indiana, LLC
Indiana LLC

HomeMax Kentucky, LLC
Kentucky LLC

HomeMax North Carolina, Inc.
North Carolina Corporation